Exhibit 5

Robert L. Abramowitz
215.963.4811
rabramowitz@morganlewis.com

May 23, 2002


ARAMARK Corporation
ARAMARK Tower
1101 Market Street
Philadelphia, PA  19107

     Re: FORM S-8 REGISTRATION STATEMENT COVERING SECURITIES ISSUABLE UNDER THE 2001 STOCK UNIT RETIREMENT PLAN


Gentlemen:

     You have requested our opinion with respect to the legality of the shares of Class B-1, Class B-2, Class B-3 and Class B Common Stock, each par value $0.01 per share ("Common Stock") and $12,375,000 of deferred compensation obligations ("Deferred Compensation Obligations") of ARAMARK Corporation, a Delaware corporation (the "Company"), to be registered with the Securities and Exchange Commission on a Form S-8 Registration Statement ("Registration Statement") and issuable pursuant to the 2001 Stock Unit Retirement Plan (the "Plan").

     In connection with the foregoing request, I or a member of my staff, have examined the Registration Statement, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as amended to date, the Plan, and such other documents and records as we deemed necessary to render the opinions contained herein. I have assumed the genuineness of all signatures and conformity to original documents of copies of such documents. As to any facts relevant to my opinion, I have relied upon information given to me by the Officers of the Company and others.

     Based on the foregoing, it is my opinion that:

     o The Company is in good standing under the laws of the State of Delaware.

     o The authorized but unissued shares of Common Stock being registered pursuant to the Registration Statement have been duly authorized by the Company and will, upon being issued under the Plan as described in the Registration Statement, be validly issued, fully paid and nonassessable.

     o The authorized but unissued Deferred Compensation Obligations being registered pursuant to the Registration Statement have been duly authorized by the Company and will, upon being issued under, and in conformity with the terms of, the Plan, be validly issued, legally binding obligations of the Company, enforceable in accordance with the terms of the Plan.

     I consent to the use of this opinion as an exhibit to the captioned Registration Statement.

                                  Sincerely,



                                  /s/ Robert L. Abramowitz